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Exhibit 12

GTE South Incorporated

STATEMENT OF THE RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)

                                                                Three Months
                                                                   Ended
                                                                 March 31,
                                                                   1998
                                                                ------------
Net earnings available for fixed charges:
  Income before extraordinary charge                             $ 75,857
  Add - Income taxes                                               48,168
      - Fixed charges                                              17,878
                                                                 --------
Adjusted earnings                                                $141,903
                                                                 ========

Fixed charges:
  Interest expense                                               $ 15,044
  Portion of rent expense
      representing interest                                         2,834
                                                                 --------

Adjusted fixed charges                                           $ 17,878
                                                                 ========

RATIO OF EARNINGS TO FIXED CHARGES                                   7.94